UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 5, 2008, the Board of Directors of BankUnited Financial Corporation (the “Company”) approved the suspension of dividends on the shares of the Company’s Class A Common Stock for the indefinite future.

On August 5, 2008, certain holders of the Series B Preferred Stock, including the Company’s CEO, Alfred Camner, members of the Camner family and the members of the Board of Directors provided a renewable waiver notice to the Company whereby they agreed to waive the Company’s obligation to pay the quarterly dividend payable on the Series B Preferred Stock through December 31, 2008. The foregoing description of the waiver notice is not complete and is qualified in its entirety by reference to full text of the document, a copy of which is filed as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

99.1	Waiver Notice, dated August 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ HUMBERTO L. LOPEZ
Name:	Humberto L. Lopez
Title:	Senior Executive Vice President And Chief Financial Officer

Dated: August 11, 2008

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description
99.1	Waiver Notice, dated August 5, 2008

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